UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2004

                              Sono-Tek Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-16035

         New York                                              14-1568099
------------------------                                ------------------------
(State of Incorporation)                                (I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York                                   12547
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)

        Registrant's telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Unregistered Sale of Equity Securities.

On December 3, 2004 the Company completed a private offering of 76,750 of its units. Each unit consisted of four shares of common stock and a warrant to purchase one additional share of common stock at an exercise price of $1.75 until December 3, 2006. The sales price per unit was $7.00 and the proceeds after expenses were approximately $530,000 of which $15,000 was a promissory note. The units were offered and sold to "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, in reliance on the exemption from the registration requirements under Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D.

Item 7.01: Regulation FD Disclosure.

The Company issued a press release today regarding the additional equity investment noted above. This it attached as exhibit 99.1.

Exhibits:

99.1  Press release dated December 9, 2004.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Christopher L. Coccio
    -------------------------
    Christopher L. Coccio
    Chief Executive Officer

December 9, 2004